EXHIBIT 32.01

WRITTEN STATEMENT PURSUANT TO 18 U.S.C. 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the 2025 Annual Report on Form 10-K (the Report) of Martin Marietta Materials, Inc. (the Registrant), as filed with the Securities and Exchange Commission, I, C. Howard Nye, the Chief Executive Officer of the Registrant, certify that:

(1)
the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ C. Howard Nye
C. Howard Nye
Chief Executive Officer

Date: February 19, 2026

A signed original of this written statement required by Section 906 has been provided to Martin Marietta Materials, Inc. and will be retained by Martin Marietta Materials, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.